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                                                                    EXHIBIT 11.1

                    HORIZON OFFSHORE, INC. AND SUBSIDIARIES

                 STATEMENT REGARDING COMPUTATION OF NET INCOME

                               (LOSS) PER SHARE
                       (IN THOUSANDS, EXCEPT SHARE AND
                                PER SHARE DATA)

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
                                                                                       INCEPTION
                                                                                  (DECEMBER 20, 1995)          INCEPTION
                                                                                        THROUGH            (DECEMBER 20, 1995)
                                                          NINE MONTHS ENDED        SEPTEMBER 30, 1996            THROUGH
                                                         SEPTEMBER 30, 1997            (UNAUDITED)           DECEMBER 31, 1996
                                                         ------------------       --------------------      -------------------

NET INCOME (LOSS)......................................   $             794          $          (1,913)       $          (9,580)
                                                           ================            ===============          ===============

Weighted average shares outstanding....................          11,000,000                 11,000,000               11,000,000

Dilutive effect of shares issued within twelve months
 preceding offering date...............................             267,105                    267,105                  267,105

Dilutive effect of shares issued pursuant to warrant
 exercised during 1997.................................           2,749,219                  2,749,219                2,749,219
                                                           ----------------            ---------------          ---------------

SHARES USED IN COMPUTING NET INCOME (LOSS) PER SHARE...          14,016,324                 14,016,324               14,016,324
                                                           ================            ===============          ===============

NET INCOME (LOSS) PER SHARE............................   $            0.06          $           (0.14)       $           (0.68)
                                                           ================            ===============          ===============

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